FIRST INTERSTATE BANCORP

                   1988 PERFORMANCE STOCK PLAN


        1. Purpose. The purpose of the 1988 Performance Stock Plan (the "Plan") is to promote the interests of First Interstate Bancorp (the "Company") and its Subsidiaries by providing performance incentives to certain of its key employees who are responsible for the management, growth and financial success of the Company. Pursuant to the Plan, incentive stock options, non-qualified stock options and restricted stock awards may be granted.

        2. Administration. The Plan shall be administered by a Committee (the "Committee") consisting of those members of the Compensation Committee of the Board of Directors of the Company who as of the date of any action by the Committee are not then, and have not been during the preceding twelve months, eligible to participate in the Plan. The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Committee shall be final and binding on all persons who have an interest in the Plan.

        3. Eligibility. The persons eligible to participate in the Plan shall be those key employees of the Company and its Subsidiaries selected by the Committee; provided, however, that no person shall be granted an award under the Plan who at the time owns more than 5% of the issued and outstanding common stock of the Company.

        4. Shares Subject to the Plan. The shares subject to the Plan shall be shares of the Company's $2 par value Common Stock ("Common Stock").
The aggregate number of shares of Common Stock which may be delivered under the Plan shall not exceed 1,500,000, of which not more than 500,000 shares may be delivered pursuant to Restricted Stock awards, in each case subject to adjustment pursuant to Section 7. If an option shall terminate for any reason, except for the surrender thereof upon exercise of a related stock appreciation right, without having been exercised in full, the shares applicable to the unexercised portion of such option shall become available under the Plan. If any shares of Restricted Stock are forfeited in accordance with the provisions of Section 6, such shares shall again be available under the Plan for all purposes. Either authorized and unissued shares or treasury shares may be delivered under the Plan; provided, however, that unissued shares shall not be awarded as Restricted Stock to any Participant unless the Committee expressly determines, after consideration of all other remuneration paid or payable to the Participant, that the services already rendered to the Company and its Subsidiaries by the Participant have a value of not less than the par value of the shares so awarded.

        5. Stock Options. Stock options granted under the Plan may be either incentive stock options qualifying under Section 422A of the Internal Revenue Code of 1986 ("Incentive Options"), or non-qualified stock options ("Non-Qualified Options"). The options shall be evidenced by agreements in such form as the Committee may, from time to time, approve and shall be subject to the following terms and conditions.

        5.1. Option Price. The option price of the shares of Common Stock subject to each option shall be determined by the Committee but shall be not less than 100% of the Fair Market Value of such shares on the date of granting of the option.

        5.2. Terms of Exercise. Each option granted under the Plan shall be exercisable in whole or in part on such terms as the Committee may determine, but in no event shall the option be exercisable within six months of or more than 10 years after the date the option is granted.

        5.3. Manner of Exercise. The option shall be exercised by giving written notice to the Company specifying the number of full shares to be purchased, accompanied by payment of the full price thereof. Payment for the shares purchased shall be made in cash or, if permitted by the Committee, in shares of Common Stock already owned by the holder of the option ("Optionee") or partly in cash and partly in shares of Common Stock. Payments made in Common Stock shall be valued at the Market Value of the Common Stock on the date of exercise.

        5.4. Additional Terms of Incentive Options. An Incentive Option granted pursuant to the Plan:

                (a)  Must be designated as an Incentive Option by the Committee;

                (b) Shall only be an Incentive Stock Option to the extent that the aggregate Market Value of the Common Stock (determined as of the date of grant of the option) with respect to which the option is first exercisable in any calendar year does not exceed $100,000. For the purpose of the preceding sentence all options granted after 1986 by the Company and any Parent or Subsidiary which are intended to be incentive stock options under Section 422A of the Internal Revenue Code of 1986 shall be taken into account. To the extent the $100,000 limit is exceeded, the $100,000 in options (measured as described above) granted earliest in time will be treated as incentive stock options; and

                (c) If issuable to an employee who on the date of grant is the owner of stock (determined with application of the ownership attribution rules of Section 425(d) of the Internal Revenue Code of 1986) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any



Parent or Subsidiary, the Incentive Option price shall not be less than 110% of the Fair Market Value of the Common Stock on the date of grant and the Incentive Option shall not have a term in excess of five (5) years from the date of grant.

        5.5. Termination of Right To Exercise Options. Each option granted under this Plan shall set forth a termination date thereof, which date shall be determined by the Committee. In any event, all options granted pursuant to the Plan shall terminate upon the first to occur of the following events:

                (a) The expiration of ten (10) years from the date such option was granted, or any earlier termination date specified in the option agreement;

                (b) The expiration of three (3) months from the date an Optionee ceases to be employed by the Company or a Subsidiary other than by reason of death, Retirement, Disability or termination of employment for cause as determined by the Committee;

                (c) The expiration of one (1) year from the date an Optionee ceases to be employed by the Company or a Subsidiary by reason of Disability or death;

                (d) The expiration of three (3) years from the date an Optionee ceases to be employed by the Company or a Subsidiary by reason of Retirement;

                (e) The termination of the Optionee's employment for cause, as determined by the Committee;

                (f)  The termination of the Plan pursuant to Section 8;

provided, that if an Optionee's death occurs after the Optionee ceases to be employed by the Company or a Subsidiary but at a time when the Optionee has a right to exercise any options pursuant to the foregoing, the right to exercise such option shall be extended for one year from the date of death of the Optionee. Subsequent to termination of the Optionee's employment for any reason, only that portion of an option which was exercisable on the date of termination of employment shall be exercisable, and only during the period, if any, set forth above. Failure to exercise an Incentive Option within three months of the date Optionee ceases to be employed by the Company or a Subsidiary by reason of Retirement shall cause an Incentive Option to cease to be treated as an incentive stock option for purposes of Section 421 of the Internal Revenue Code of 1986.

        5.6. Stock Appreciation Rights. Any option granted pursuant to the Plan may, in the discretion of the Committee, contain a stock appreciation right ("Stock Appreciation Right"). A Stock Appreciation Right will permit the holder thereof to exercise such right by the surrender of the option or portion thereof which is then exercisable and receive in exchange therefor, upon such terms, restrictions and conditions as the Committee deems advisable, an amount equal to the excess of the Fair Market Value of the shares of Common Stock covered by the option surrendered, or portion thereof, determined on the date of surrender, over the aggregate option exercise price of such shares. Such payment may be made in shares of Common Stock valued at Fair Market Value, in cash, or partly in cash and partly in shares of Common Stock as the holder may elect, subject to the consent or disapproval of the Committee in its sole discretion.

If a Stock Appreciation Right extends to less than all the shares of Common Stock covered by the related option and if a portion of the related option is thereafter exercised, the number of shares subject to the unexercised Stock Appreciation Right shall be reduced only if and to the extent that the remaining number of shares covered by such related Option is less than the remaining number of shares subject to such Stock Appreciation Right.

        The Stock Appreciation Right, in addition to any other restrictions imposed by the Committee:

                (a)  shall expire no later than the underlying stock option;

                (b) shall not permit the issuance of cash or shares of a value which exceeds the difference between the exercise price of the underlying stock option and the Market Value of the Common Stock subject to the underlying option at the time the Stock Appreciation Right is exercised;

                (c) shall be transferable only when the underlying stock option is transferable, and under the same conditions;

                (d) shall be exercisable only when the underlying stock option is eligible to be exercised and then only when the Fair Market Value of the stock subject to the underlying option exceeds the option exercise price; and

                (e) shall contain such conditions upon exercise (including, without limitation, conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 (or any successor rule) promulgated by the Securities and Exchange Commission.

        In the event of the exercise of a Stock Appreciation Right, shares represented by the option or part thereof surrendered upon such exercise shall not be available for reissuance under the Plan.

        5.7. Options Non-transferable. No option rights shall be assignable or transferable except by will or by the laws of descent and distribution. During the lifetime of an Optionee, the option or Stock Appreciation Right shall be exercisable only by the Optionee or by the Optionee's guardian or legal representative. After the death of an Optionee, the option or Stock Appreciation Right may be exercised prior to its termination by the Optionee's legal representative, heir or legatee.




        6. Restricted Stock Awards. The award of restricted stock ("Restricted Stock") to employees shall be made in the discretion of the Committee pursuant to agreements in such form as the Committee may, from time to time, approve ("Restricted Stock Agreement"), subject to the following terms and conditions.

        6.1. Restricted Period. The Committee shall set a restricted period during which the Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by this Plan and the Restricted Stock Agreement (the "Restricted Period"). If a holder of Restricted Stock ceases to be an employee of the Company or a Subsidiary during the Restricted Period for any reason other than death, Disability or Retirement, all shares of Restricted Stock which are then subject to the restrictions imposed by the Committee shall upon such termination of employment be forfeited and returned to the Company. If a holder of Restricted Stock ceases to be an employee of the Company or a Subsidiary during the Restricted Period by reason of death, Disability or Retirement, shares of Restricted Stock shall become free of the restrictions imposed by the Committee to the extent determined by the Committee, and the Company will deliver to the holder, or the holder's successor, as the case may be, within 60 days, such shares of Common Stock. Shares of Common Stock which do not become free of restrictions shall be forfeited and returned to the Company. The Committee may, at any time, reduce or terminate the Restricted Period. In the event of a Change in Control of the Company, the Restricted Period shall terminate automatically. Subject to the foregoing, at the end of the Restricted Period, the holder of Restricted Stock shall be entitled to receive the Restricted Stock free of restrictions.

        6.2. Restrictive Legend and Deposit of Certificates. Each certificate issued in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant, shall be deposited by the Participant with the Company together with a stock power endorsed in blank and shall bear the following legend:

                "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions contained in an Agreement entered into between the registered owner and First Interstate Bancorp. A copy of such Agreement is on file in the office of the Secretary of First Interstate Bancorp, 707 Wilshire Boulevard, Los Angeles, California 90017."

        6.3. Rights as Shareholder. Subject to the terms of the Restricted Stock Agreement, the holder of Restricted Stock shall have all the rights of a shareholder with respect to the Restricted Stock, including the right to vote such shares; provided, however, that dividends paid with respect to the shares of Restricted Stock shall be deposited with the Company and shall be subject to forfeiture until the expiration of the Restricted Period, subject to the condition that the sums so deposited shall be free of restriction and not subject to forfeiture to the extent applied by the Company to satisfy the employee's obligations with respect to Restricted Stock pursuant to Section 10 of the Plan, or otherwise released by the Committee in its sole discretion. The holder of Restricted Stock shall not be entitled to interest with respect to the dividends so deposited.

        7. Changes in Capitalization. If there are any changes in the capitalization of the Company affecting in any manner the number or kind of outstanding shares of Common Stock of the Company, whether such changes have been occasioned by declaration of stock dividends, stock split-ups, reclassifications or recapitalization of such stock, or because the Company has merged or consolidated with some other corporation (and provided the option is not thereby termination pursuant to section 8 hereof), or for any other reason whatsoever, then the number and kind of shares then subject to this Plan and to outstanding options and the prices to be paid therefor, as well as any related Stock Appreciation Right, shall be proportionately adjusted by the Committee whenever and to the extent that the Committee determines that any such change equitably requires an adjustment. Any shares of Common Stock or other securities received by a holder of Restricted Stock with respect to such Restricted Stock by reason of any such change shall be subject to the same restrictions and shall be deposited with the Company.

        8. Mergers or Consolidations. If the Company, at any time, should elect to dissolve, undergo a reorganization, merge or consolidate with any other corporation and the Company is not the surviving corporation, then (unless in the case of a reorganization, merger or consolidation, one or more of the surviving corporations assumes the options under the Plan or issues substitute options in place thereof) each Optionee holding outstanding options not yet exercised shall be notified of the Optionee's right to exercise such options and any related Stock Appreciation Right to the extent then exercisable prior to such dissolution, reorganization, merger or consolidation. The Committee may, in its discretion and on such terms and conditions as it deems appropriate, authorize the exercise of such options and any related Stock Appreciation Right with respect to all shares covered thereby. Any option and related Stock Appreciation Right not so exercised within thirty (30) days of such notification shall thereupon be deemed terminated and simultaneously the Plan itself shall be deemed terminated.

        9. Acceleration of Options, Stock Appreciation Rights, and Restricted Stock Awards. Unless, prior to a Change in Control, the Committee determines that, upon its occurrence, there shall be no acceleration of Awards or determines those Awards which shall be accelerated and the extent to which they shall be accelerated, (i) each option and each related Stock Appreciation Right shall become immediately exercisable to the full extent theretofore not exercisable and (ii) the Restricted Period for Restricted Stock shall immediately expire; provided, however, that Awards other than Restricted Stock Awards shall not, in any event, be so accelerated to a date less than six months after the date of grant. Acceleration of Awards shall comply with applicable regulatory requirements, including, without limitation, Rule 16b-3 promulgated by the Securities and Exchange Commission. For purposes of this Section 9 only, Committee shall mean the Committee of the Company as constituted immediately prior to the Change in Control.

        10. Effect on Employment. Nothing herein shall be construed to limit or restrict the right of the Company or any of its Subsidiaries to terminate the employment of any Participant in the Plan, at any time, with or without cause, or to increase or decrease the compensation of such Participant from the rate of compensation in existence at the time the employee became a Participant.

        11. Withholding. The Company shall have the right to withhold from amounts due Participants, or to collect from Participants directly, the amount which the Company deems necessary to satisfy any taxes required by law to be withheld by reason of participation in the Plan but, in the alternative, the Participant may, prior to the payment of any Award, pay such amounts to the Company in cash or in shares of Common Stock (which shall be valued at their Fair Market Value on the date of payment). There is no obligation under this Plan that any Participant be advised of the existence of the tax or the amount required to be withheld. Without limiting the generality of the foregoing, in any case where it determines that a tax is or will be required to be withheld in connection with the issuance or transfer of shares of Common Stock under this Plan, the Company may, pursuant to such rules as the Committee may establish, reduce the number of such shares so issued or transferred by such number of shares as the Company may deem appropriate in its sole discretion to accomplish such withholding or make such other arrangements as it deems satisfactory. Notwithstanding any other provision of this Plan, the Committee may impose such conditions on the payment of any withholding obligation as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 promulgated by the Securities and Exchange Commission.

        12. Additional Definitions. "Award" shall mean an Incentive Stock Option, a Non-Qualified Stock Option, a Stock Appreciation Right, or a Restricted Stock Award.

        "Change in Control" of the Company means and shall be deemed to have occurred if and when (i) any "person" (as such term is used in Section 13(d) of the Securities Exchange Act of 1934) becomes a beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; (ii) individuals who were members of the Board of Directors of the Company immediately prior to a meeting of the stockholders of the Company involving a contest for the election of Directors do not constitute a majority of the Board of Directors following such election; (iii) the stockholders of the Company approve the dissolution or liquidation of the Company; (iv) the stockholders of the Company approve an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities which are not Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former stockholders of the Company (excluding from the term "former stockholders" a stockholder who is, or as a result of the transaction in question becomes, an "affiliate", as that term is used in the Securities Exchange Act of 1934 and the Rules promulgated thereunder, of any party to such merger, consolidation or reorganization); or
(v) the stockholders of the Company approve the sale of substantially all of the Company's business and/or assets to a person or entity which is not a Subsidiary.

        "Disability" shall mean such physical or mental condition affecting the employee as shall be determined by the Committee, in its sole discretion, to constitute a disability causing a termination of employment.

        "Fair Market Value" or "Market Value" on a specified day means the closing price on that day of the Common Stock as reported on the New York Stock Exchange-Composite Tape, or if no sale of the Common Stock was so reported on that date, on the next preceding day on which there was such a sale.

        "Parent" means any corporation owning directly or indirectly 50% or more of the total combined voting power of all classes of stock of the Company.

        "Participant" means an eligible employee selected by the Committee to participate in the Plan.

        "Subsidiary" means any corporation of which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock. If an entity ceases to be a Subsidiary, each employee of that entity shall no longer be deemed employed by the Company or a Subsidiary under the Plan (unless the employee continues to be employed by the Company or another entity which is a Subsidiary).

        "Retirement" means normal or early retirement in accordance with the provisions of the First Interstate Retirement Plan.

        13. Amendment of Plan. The Board of Directors of the Company may make such amendments to this Plan and to any agreements thereunder as it shall deem advisable, including, but not limited to, accelerating the time at which an option may be exercised or the time when restrictions on Restricted Stock shall expire, but may not, without shareholder approval:

                (a) increase the maximum number of shares subject to the Plan, except pursuant to section 7;

                (b)  decrease the option price provided for in section 5;

                (c) extend the term during which or for which options may be granted; or




                (d) change the designation of the class of employees eligible to participate in the Plan.

Without the consent of the Participant, no amendment shall impair the rights of any Participant in any rights awarded to such Participant under the Plan, except as permitted by the Plan.

        14. Effective Date and Termination of Plan. The Plan shall be effective February 16, 1988, subject to receipt of shareholder approval of the Plan within one year of that date. All awards pursuant to the Plan prior to the receipt of shareholder approval shall be subject to receipt of such approval.
If such approval is not received, the award shall be forfeited. The Plan shall terminate ten years from the effective date; provided, however, that the Board of Directors of the Company may terminate the Plan at any prior time within its absolute discretion. No such termination, other than as provided for in section 8 hereof, shall in any way affect any option, Stock Appreciation Right or Restricted Stock then outstanding.





                         FIRST AMENDMENT
                               TO
                        FIRST INTERSTATE
                   1988 PERFORMANCE STOCK PLAN


        First Interstate Bancorp adopted the First Interstate Bancorp 1988 Performance Stock Plan (the "Plan") effective February 16, 1988 as approved by shareholders on April 29, 1988.


        In order to have consistent treatment under First Interstate Bancorp's various plans in the event that employees become employees of another company, this amendment is being adopted. This amendment is effective August 17, 1992.


        1. New sentences have been added to Section 6.1 of the Plan to read as follows:

                In the event that employees of the Company or its Subsidiaries become employees of another company pursuant to a stock or asset sale, merger, or similar transaction or in the event of a corporate reorganization, reduction in force or similar event, the Committee shall have the authority, which shall be exercised in its sole discretion, to continue to credit service for purposes of satisfying the restricted period requirements set forth in the Restricted Stock Agreement. Such Committee authority shall only apply to restricted stock granted to individuals who are not subject to Section 16 of the Securities Exchange Act.


                2.      The following paragraph has been added as a new Section
          15:

                        15. Expiration of Options. In the event that employees of the Company or its Subsidiaries become employees of another company pursuant to a stock or asset sale, merger or similar transaction or in the event of a corporate reorganization, reduction in force or similar event, the Committee shall have the authority, which shall be exercised in its sole discretion, to modify the dates upon which options previously granted shall expire. Such Committee authority shall only apply to options granted to individuals who are not subject to Section 16 of the Securities Exchange Act. Any modification to the terms under which the option would otherwise expire shall not cause the option to expire later than the date the option was originally scheduled to expire pursuant to the terms or the original Stock Option Agreement.


Executed at Los Angeles this 22 day of August, 1995.



                                                FIRST INTERSTATE BANCORP



                                                By:           /SIGNED/
                                                    --------------------------
                                                      Executive Vice President

                                                By:           /SIGNED/
                                                    --------------------------
                                                        Secretary




                       SECOND AMENDMENT
                               TO
                    FIRST INTERSTATE BANCORP
                   1988 PERFORMANCE STOCK PLAN


        First Interstate Bancorp adopted the First Interstate Bancorp 1988 Performance Stock Plan (the "Plan") effective February 16, 1988 as approved by shareholders on April 29, 1988 at the Annual Shareholder's meeting.


        In order to have a consistent definition of Change in Control among First Interstate Bancorp's various plans, this Amendment is being adopted. This Amendment is effective June 20, 1994.


1. The definition of Change in Control in Section 12 Additional Definitions is amended by revising it to read as follows:

          "Change in Control" of the Company means and shall be deemed to have occurred if and when any one of the following five events occurs: (i) any "Person" (as such term is used in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) becomes a beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; (ii) individuals who were members of the Board of Directors of the Company immediately prior to a meeting of the stockholders of the Company involving a contest for the election of Directors do not constitute a majority of the Board of Directors following such election; (iii) the stockholders of the Company approve the dissolution or liquidation of the Company; (iv) the stockholders of the Company approve an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities which are not Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former stockholders of the Company (excluding from the term "former stockholders" a stockholder who is, or as a result of the transaction in question becomes, an "affiliate", as that term is used in the Exchange Act and the Rules promulgated thereunder, of any party to such merger, consolidation or reorganization); or (v) the stockholders of the Company approve the sale of substantially all of the Company's business and/or assets to a person or entity which is not a Subsidiary.


        Executed at Los Angeles, California this 20th day of July, 1994.



                                                FIRST INTERSTATE BANCORP



                                                By:           /SIGNED/
                                                   ----------------------------
                                                     Executive Vice President

                                                By:           /SIGNED/
                                                   ----------------------------
                                                        Secretary





                   FIRST INTERSTATE BANCORP
                   1988 PERFORMANCE STOCK PLAN

              NON-QUALIFIED STOCK OPTION AGREEMENT



        THIS AGREEMENT is between FIRST INTERSTATE BANCORP, a Delaware
corporation (hereinafter called the "Company"),          and (hereinafter called
the "Employee").


RECITALS:

        The Company has established the 1988 Performance Stock Plan (the "Plan"); and

        The Committee of the Board of Directors of the Company designated in the Plan (the "Committee") has approved the execution of this Non-Qualified Stock Option Agreement containing the grant of the option herein set forth to the Employee to purchase shares of the Common Stock, $2.00 par value, of the Company upon the terms and conditions hereinafter set forth;


AGREEMENT:

        In consideration of the mutual obligations contained herein, it is hereby agreed:

        1. Grant of Option. The Company hereby grants to the Employee a Non-Qualified Option to purchase from the Company all or any part of
(     ) shares of its authorized Common Stock at the price of $   per share.  It
is understood that such option is not intended to be an "Incentive Stock Option" within the meaning of Section 422A of the Internal Revenue Code of 1954, as amended (the "Code").

        2. Term of Option. This option may be exercised (unless terminated prior to such exercise as hereinafter provided) during the periods commencing after the anniversary and for the percentage of shares granted as provided below:

       Anniversary Following                        Vesting
          The Date Hereof                             Schedule

         First Anniversary . . . .      25% of  Shares Granted
        Second Anniversary . . . .      25% of  Shares Granted
         Third Anniversary . . . .      25% of  Shares Granted
        Fourth Anniversary . . . .      25% of  Shares Granted

provided, however, that this option shall be exercised for full shares only and shall not be exercised for less than 50 shares at any one time unless the remaining shares covered hereby is less than 50. In the event that the Employee shall not in any year purchase all or any part of the shares which the Employee is entitled to purchase in such year, the Employee's right to purchase any shares not purchased in such year shall continue until the expiration or termination of this option, which in no event shall be more than ten (10) years from the date of grant.

        3.      Expiration  of  Option.   This option shall expire and all
rights to purchase shares hereunder shall cease at 5:00 o'clock p.m., California
time, on          or prior thereto upon the happening of the first to occur of the following events: (a) the expiration of ten (10) years from the date such option was granted, or any earlier termination date specified in the option agreement; (b) the expiration of three (3) months from the date the Employee ceases to be employed by the Company or a Subsidiary other than by reason of death, Retirement, Disability or termination of employment for cause as determined by the Committee; (c) the expiration of one (1) year from the date the Employee ceases to be employed by the Company or a Subsidiary by reason of Disability or death; (d) the expiration of three (3) years from the date the Employee ceases to be employed by the Company or a Subsidiary by reason of Retirement; (e) the termination of the Employee's employment for cause, as determined by the Committee; (f) the termination of the Plan pursuant to Section 8; provided, that if the Employee's death occurs after the Employee ceases to be employed by the Company or a Subsidiary but at a time when the Employee has a right to exercise any options pursuant to the foregoing, the right to exercise such option shall be extended for one year from the date of death of the Employee. Subsequent to termination of the Employee's employment for any reason, only that portion of an option which was exercisable on the date of termination of employment shall be exercisable, and only during the period, if any, set forth above.

        4. Nontransferability of Option. This option shall be nonassignable and nontransferable by the Employee other than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the Employee only by the Employee or by the Employee's guardian or legal representative. After the death of the Employee, this option may be exercised prior to its termination by the Employee's legal representative, heir or legatee, to the extent permitted in the Plan. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, this option and the rights and privileges conferred hereby shall immediately become null and void. Until written notice of any permitted passage of rights under this option shall have been given to and received by the Secretary of the Company, the Company may, for



all purposes, regard the Employee as the holder of this option.

        5. Exercise of Option. The rights granted under this Agreement may be exercised by the Employee, or by the person or persons to whom the Employee's rights under this Agreement shall have passed under the provisions of Section 4 hereof, by delivering to the Company in care of its Secretary, at 707 Wilshire Boulevard, Los Angeles, California 90017, written notice of the number of shares with respect to which the rights are being exercised, accompanied by this Agreement for appropriate endorsement by the Company, such investment letter as may be required by Section 10 hereof, and the consideration provided in the Plan, if any, provided that if the Employee intends to exercise this option by delivery of consideration consisting in whole or in part of shares of Common Stock already owned by the Employee, shall secure the prior consent of the Committee to such delivery.

        6. Regulatory Compliance. The issue and sale of shares of stock pursuant to this Agreement shall be subject to full compliance with all then applicable requirements of law and the requirements of any stock exchange upon which Common Stock of the Company may be listed.

        7. Modification and Termination. The rights of the Employee are subject to modification, acceleration and termination in certain events as provided in Sections 7, 8 and 9 of the Plan.

        8. Withholding Tax. The Employee agrees that, in the event the exercise of any rights granted in this Agreement results in the Employee's realization of income which for Federal, state or local income tax purposes is, in the opinion of counsel for the Company, subject to withholding of tax at source by the Employee's employer, the Employee will pay to the Employee's employer an amount equal to such withholding tax (or such employer on behalf of the Company may withhold such amount from the Employee's salary) prior to delivery to the Employee of certificates representing the shares purchased or transferred.

        9. Holder of Shares. Neither the Employee nor the Employee's legal representative, legatee or distributee shall be, or be deemed to be, a holder of any shares of the Company's Common Stock subject to this option unless and until such person has received a certificate or certificates therefor. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are so issued.

        10. Investment Covenant. The Employee represents and agrees that if the Employee exercises this option in whole or in part at a time when there is not in effect under the Securities Act of 1933 a registration statement relating to the shares issuable upon exercise hereof and there is not available for delivery a prospectus meeting the requirements of Section 10(a)(3) of said Act,
(i) the Employee will acquire the shares upon such exercise for the purpose of investment and not with a view to the distribution thereof, (ii) that upon each such exercise of this option, the Employee will furnish to the Company an investment letter in form and substance satisfactory to the Company, (iii) prior to selling or offering for sale any such shares, the Employee will furnish the Company with an opinion of counsel satisfactory to it to the effect that such sale may lawfully be made and will furnish it with such certificates as to factual matters as it may reasonably request, and (iv) that certificates representing such shares may be marked with an appropriate legend describing such conditions precedent to sale or transfer. Any person or persons entitled to exercise such option under the provision of Paragraph 4 hereof shall furnish to the Company letters, opinions and certificates to the same effect as would otherwise be required of the Employee.

        11. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California.

        12. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their legal representatives, and permitted successors and assigns.

        13. Plan. This Agreement is subject to all of the terms and provisions of the Plan, receipt of a copy of which is hereby acknowledged by the Employee.

        IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto on.


                                                FIRST INTERSTATE BANCORP


                                        By:______________________________
                                                Chairman of the Board

                                        _________________________________
                                                        EMPLOYEE

                                        _________________________________
                                                        (Address)

                                        _________________________________

                                        _________________________________

                                        Social Security No.______________

                                        Affiliate _______________________




                 OPTION EXERCISE ENDORSEMENTS

DATE OF         NUMBER OF               NOTED FOR FIRST
EXERCISE        SHARES                  INTERSTATE BANCORP